[SULLIVAN & CROMWELL LETTERHEAD]




                                                    March 7, 2002



Credit and Asset Repackaging Vehicle Corporation,
   85 Broad Street,
      New York, New York 10004.

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $29,571,825 aggregate principal amount of Public Credit and Repackaged Securities (PCARS) Trust Keycorp Institutional Capital A Certificates Series 2002-1. We hereby confirm to you that our opinion is as set forth under the caption "U.S. Federal Income Tax Consequences" in the prospectus with respect to the Certificates dated February 21, 2002 as supplemented by the prospectus supplement dated February 21, 2002 and the addendum to prospectus and prospectus supplement dated February 28, 2002 (the "Prospectus"), included in the related Registration Statement on Form S-3 that you filed with the Securities and Exchange Commission (the "Registration Statement").

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "U.S. Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                             /s/ Sullivan & Cromwell